EXHIBIT 99.1

Eversource Energy Raises Common Dividend By 6.3%

HARTFORD, Conn. and BOSTON, Mass. (February 7, 2018) – The Board of Trustees of Eversource Energy (NYSE:ES) today approved a quarterly dividend of $0.505 per share, payable on March 30, 2018, to shareholders of record as of the close of business on March 6, 2018.

The March 2018 dividend represents a 6.3 percent increase over the previous quarterly dividend level.

Eversource Energy operates New England’s largest energy delivery company.  It has approximately

4 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.  It has approximately 317 million common shares outstanding.

MEDIA CONTACT:

Jeffrey R. Kotkin

(860)  665 - 5154

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